UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 1, 2006

Morgan Beaumont, Inc.
(Exact name of Registrant as Specified in its Charter)

Nevada	000-33389	65-1071956
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6015 31st Street East, Bradenton, Florida	34203
(Address of principal executive offices)	Zip Code

Registrant’s telephone, including area code: (941) 753-2875

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240. 14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

As disclosed below in Item 5.02 of this Current Report on Form 8-K, on November 1, 2006, Morgan Beaumont, Inc. (the “Company”) announced that Erik Jensen will resign his position as the Company’s President, effective November 14, 2006. As part of Mr. Jensen’s resignation, the Company and Mr. Jensen agreed that Mr. Jensen will receive payments of $15,416.66 per month until February 28, 2007 in return for Mr. Jensen’s continued service in helping to ensure a smooth transition after his departure and Mr. Jensen’s continued availability to assist the Company with various operating matters. The parties also agreed that Mr. Jensen will be entitled to COBRA benefits through February 28, 2007.

The parties further agreed to the following:

•
For a period of two years following the termination of his employment, Mr. Jensen shall not solicit or contact any clients to attempt to persuade them to cease or reduce the amount of business they do with the Company; employ or retain, or assist in the recruiting or retaining any individual that that is currently an employee of the Company; disclose to anyone or utilize any confidential information to the detriment of the Company; consult for a direct competitor of the Company in a manner that would decrease or diminish the Company’s market share or opportunities; or consult with a strategic partner of the Company in a manner that would decrease or diminish the Company’s market share or opportunities.

•
The Company shall indemnify and hold harmless Mr. Jensen against any and all losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses and disbursements incurred in any and all actions, suits, proceedings and investigations caused by, relating to, based upon, arising out of, or in connection with Mr. Jensen’s service as President of the Company. This indemnification will not apply to acts performed by Mr. Jensen for which Mr. Jensen is criminally indicted.

•
Mr. Jensen releases the Company from every possible claim that he can legally waive arising prior to the date of his resignation and the Company releases Mr. Jensen from every possible claim that the Company can legally waive for actions or inactions by Mr. Jensen in his capacity as an officer and employee of the Company.

•	Any and all previous agreements between the Company and Mr. Jensen are immediately terminated.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Departure of President

On November 1, 2006, the Company announced that Erik Jensen will resign his position as the Company’s President, such resignation to be effective November 14, 2006. Mr. Jensen’s resignation is not as a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. He will work with management to ensure a smooth transition and will remain available to assist the Company with various operating matters as requested by the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

MORGAN BEAUMONT, INC.

Date: November 3, 2006	By:	/s/Jerry Welch

Name: Jerry Welch Title: Chief Executive Officer